                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         Freedom Securities Corporation
                (Name of Registrant as Specified In Its Charter)

                         Freedom Securities Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[FSI logo]

                                                                  April 29, 1999

Dear Stockholders:

     On behalf of the Board of Directors and employees of Freedom Securities Corporation, I cordially invite you to attend the 1999 Annual Meeting of Freedom Securities Corporation's stockholders. We will be holding the Annual Meeting on Thursday, June 10, 1999 at 10:00 a.m. eastern time at the Omni Parker House Hotel, located at 60 School Street, Boston, Massachusetts.

     Enclosed with this letter is a Notice of Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Freedom Securities Corporation.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,
                                      /s/ John H. Goldsmith

                                          John H. Goldsmith
                                          Chairman of the Board

                             YOUR VOTE IS IMPORTANT

Please Sign, Date and Return Your Proxy Card Before the Annual Meeting

                         FREEDOM SECURITIES CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, June 10, 1999

Time: 10:00 a.m.

Place: Omni Parker House Hotel
       60 School Street
       Boston, Massachusetts

                         FREEDOM SECURITIES CORPORATION
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1999

     Notice is hereby given that Freedom Securities Corporation's 1999 Annual Meeting will be held at the Omni Parker House Hotel, 60 School Street, Boston, Massachusetts on Thursday, June 10, 1999, at 10:00 a.m. eastern time for the following purposes:

     - To elect ten directors;

     - To ratify the selection of Ernst & Young, LLP as our independent accountants for the fiscal year ending December 31, 1999; and

     - To transact any other business that is properly presented at the Annual Meeting.

     You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on April 14, 1999.

                                          By Order of the Board of Directors:

                                          /s/ Kevin J. McKay

                                          Kevin J. McKay
                                          Secretary

April 29, 1999

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND VOTE IN PERSON.

                         FREEDOM SECURITIES CORPORATION
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108

                                 April 29, 1999

                       PROXY STATEMENT FOR ANNUAL MEETING

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 1999 Annual Meeting of the stockholders of Freedom Securities Corporation ("Freedom" or the "Company"). The 1999 Annual Meeting will be held on Thursday, June 10, 1999 at 10:00 a.m. eastern time at the Omni Parker House Hotel, 60 School Street, Boston, Massachusetts.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information.

     On or about April 29, 1999 we began mailing this Proxy Statement to persons who, according to our records, owned shares of our common stock at the close of business on April 14, 1999.

                               TABLE OF CONTENTS

Information About the 1999 Annual Meeting and Voting........    2
Proposals to be Presented at the Annual Meeting.............    4
  1.  Election of Directors
  2.  Ratification of Ernst & Young, LLP as Independent
      Accountants
Share Ownership.............................................    5
The Board of Directors......................................    7
Executive Compensation......................................   10
Compensation Committee Report on Executive Compensation.....   15
Certain Relationships and Related Transactions..............   17
Other Information...........................................   19

              INFORMATION ABOUT THE 1999 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on Thursday, June 10, 1999 at 10:00 a.m. eastern time at the Omni Parker House Hotel, 60 School Street, Boston, Massachusetts. On or about April 29, 1999 we began mailing this Proxy Statement to persons who, according to our records, owned shares of our common stock at the close of business on April 14, 1999.

THIS PROXY SOLICITATION

     We are sending you this Proxy Statement because our Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares.

     Freedom is paying the cost of requesting these proxies. Our directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Such persons will receive no additional compensation for such services, but we will reimburse them for their reasonable out-of-pocket expenses. We will also provide copies of proxy materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our common stock, and we will reimburse them as well for their reasonable out-of-pocket expenses.

RECORD DATE AND QUORUM

     The record date for the Annual Meeting was April 14, 1999. If you held shares of our common stock as of the record date, you may attend and vote at the Annual Meeting. On the record date, 19,788,379 shares of the Company's common stock were issued and outstanding. Each share of our common stock is entitled to one vote at the Annual Meeting.

     A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 9,894,190 shares of the Company's common stock are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. If you indicate on a proxy or ballot that you abstain from voting or that your shares are not to be voted on a particular proposal, your shares will not be counted as having been voted on that proposal, but those shares will be counted as in attendance at the Annual Meeting for purposes of determining a quorum. Broker non-votes will also be counted as shares that are represented at the Annual Meeting for quorum purposes.

VOTING YOUR SHARES

     You have one vote for each share of Freedom common stock that you owned of record at the close of business on April 14, 1999. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card. You may not cumulate your votes in voting for directors.

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

     If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE PROPOSED ELECTION OF DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP AS THE INDEPENDENT ACCOUNTANTS OF FREEDOM FOR THE 1999 FISCAL YEAR.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

     - You may notify the Secretary of Freedom in writing that you wish to revoke your proxy.

     - You may submit a proxy dated later than your original proxy.

     - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

Proposal 1:  Election of Ten
Directors                        The ten nominees for director who receive the
                                 most votes will be elected. If you indicate
                                 "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2:  Ratification of
Selection of Independent
Accountants                      Ratification of the selection of our
                                 independent accountants requires the
                                 affirmative vote of a majority of the votes cast at the Annual Meeting. If you abstain from voting, it has the same effect as if you voted against this proposal.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both of the proposals scheduled to be presented at the Annual Meeting.

ADDITIONAL INFORMATION ABOUT FREEDOM

     Our Annual Report to Stockholders for the fiscal year ended December 31, 1998, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Freedom.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     We will present the following two proposals at the Annual Meeting. We do not expect anyone to present any other proposals. If anyone validly presents any other proposal, we will use your proxy to vote on those proposals as we believe is appropriate.

                         ITEM 1:  ELECTION OF DIRECTORS

     Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if there is no direction on the proxy card, for the Board of Director nominees listed below. Nominees for election to our Board of Directors are:

                     John H. Goldsmith      Winston J. Churchill
                     John F. Luikart        Thomas M. Hagerty
                     David P. Prokupek      David V. Harkins
                     Robert H. Yevich       Hugh R. Harris
                     C. Hunter Boll         Seth W. Lawry

     Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the ten nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Directors," which begins on page 7.

     If any of the nominees cannot serve for any reason (which we do not anticipate), our Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Our Board of Directors may also decide to leave the seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board of Directors. Proxies for the Annual Meeting may not be voted for more than ten nominees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE DIRECTORS.

                  ITEM 2:  RATIFICATION OF ERNST & YOUNG, LLP
                            AS INDEPENDENT ACCOUNTANTS

     We are requesting that you ratify our Board's selection of Ernst & Young, LLP as our independent accountants for 1999. Ernst & Young, LLP have been our independent accountants since Freedom's inception in 1996 and were the independent accountants for Freedom Securities Holding Corporation (the "Predecessor Company" to Freedom). The Audit Committee and the Board believe that Ernst & Young's experience with and knowledge of Freedom and the Predecessor Company are important and we would like to continue this relationship.

     Although the selection of independent accountants does not require ratification, we are submitting this proposal to you because we believe this matter is significant enough to warrant your participation. If you do not ratify the appointment of Ernst & Young, LLP, our Board of Directors, after review by the Audit Committee, will consider the appointment of other independent accountants. Representatives from Ernst & Young will be available at the Annual Meeting to answer your questions and make a statement if they desire.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                SHARE OWNERSHIP

     There were 19,788,379 shares of Freedom's common stock issued and outstanding on April 14, 1999. The following table sets forth information regarding the beneficial ownership of the Company's common stock as of April 14, 1999 by (1) each person known to us as beneficially owning more than 5% of the Company's common stock, (2) each of our directors and nominees, (3) each officer listed in the Summary Compensation Table (we will refer to these officers as the "Named Executive Officers") and (4) all directors and executive officers as a group. Except as noted in the footnotes to this table, to our knowledge each person listed below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by him.

                                                               NUMBER OF
                                                                 SHARES       PERCENT OF
                                                              BENEFICIALLY      COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNED(2)        STOCK
---------------------------------------                       ------------    ----------
Thomas H. Lee Equity Fund III, L.P.(3)......................   4,305,212        21.76%
Thomas H. Lee Equity Advisors III, Limited Partnership(3)...   4,571,606        23.10%
Thomas H. Lee Equity Trust III(3)...........................   4,571,606        23.10%
John H. Goldsmith(4)........................................     136,510            *
William C. Dennis, Jr.(5)...................................     107,448            *
John F. Luikart(6)..........................................     111,917            *
David P. Prokupek(7)........................................     143,156            *
Robert H. Yevich(8).........................................     118,930            *
C. Hunter Boll(9)...........................................   5,018,197        25.36%
Winston J. Churchill........................................          --            *
Thomas M. Hagerty(10).......................................   5,018,197        25.36%
David V. Harkins(11)........................................   5,018,197        25.36%
Hugh R. Harris..............................................          --            *
Seth W. Lawry(12)...........................................   5,018,197        25.36%
All directors and executive officers as a group (12
  persons)(13)..............................................   5,720,727        28.91%

---------------
  *  Less than one percent.

 (1) Unless otherwise indicated, the address of each of the directors and named executive officers is c/o the Company, One Beacon Street, Boston, MA 02108

 (2) We determine beneficial ownership according to the rules of the Securities and Exchange Commission ("SEC"). In determining the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person are deemed outstanding if those options are currently exercisable or are exercisable within 60 days after April 14, 1999. Such shares, however, are not deemed outstanding for purposes of determining the percentage ownership of each other person.

 (3) Such information as to beneficial ownership is derived from Reports on
     Schedule 13G filed on February 12, 1999. Thomas H. Lee Equity Trust III ("Trust") is the general partner of Thomas H. Lee Equity Advisors III, Limited Partnership ("Advisors"), and Advisors is the general partner of each of Thomas H. Lee Equity Fund III ("Fund") and Thomas H. Lee Foreign Fund III, L.P. ("Foreign Fund"). Therefore, Trust and Advisors may each be deemed beneficial owners of shares held by Fund and Foreign Fund, although each disclaims beneficial ownership of such shares except to the extent it has a pecuniary interest in such shares. Fund directly owns 4,305,212 shares, and Foreign Fund directly owns 266,394 shares. Neither Trust nor Advisors owns any shares directly. Each of Trust, Advisors and Fund maintain its principal business address c/o Thomas H. Lee Company, 75 State Street, Boston, MA 02109.

 (4) Includes 21,816 shares as to which the owner has the right to acquire beneficial ownership within 60 days after April 14, 1999. Also includes 4,614 shares of common stock held in a retirement account for the benefit of Mr. Goldsmith. Does not include 100 shares of common stock owned by Mr. Goldsmith's wife with respect to which he disclaims beneficial ownership.

 (5) Includes 14,544 shares as to which the owner has the right to acquire beneficial ownership within 60 days after April 14, 1999. Also includes 2,004 shares of common stock held in a retirement account for the benefit of Mr. Dennis.

 (6) Includes 17,816 shares as to which the owner has the right to acquire beneficial ownership within 60 days after April 14, 1999. Also includes 3,201 shares of common stock held in a retirement account for the benefit of Mr. Luikart. Does not include 10,000 shares of common stock owned by Mr. Luikart's wife with respect to which he disclaims beneficial ownership.

 (7) Includes 4,000 shares of common stock held in a retirement account for the benefit of Mr. Prokupek and 8,000 shares of common stock owned by Mr. Prokupek and his wife as joint tenants.

 (8) Includes 17,816 shares as to which the owner has the right to acquire beneficial ownership within 60 days after April 14, 1999. Also includes 214 shares of common stock held in a retirement account for the benefit of Mr. Yevich, and 10,000 shares of common stock owned by Mr. Yevich and his wife as joint tenants. Does not include 1,000 shares of common stock owned by Mrs. Yevich as custodian for their children with respect to which he disclaims beneficial ownership.

 (9) Consists of shares of common stock held by the Fund, the Foreign Fund and THL-CCI, L.P. ("THL-CCI"), which Mr. Boll may be deemed to beneficially own by virtue of his position as an officer of each of the Trust and THL Investment Management Corp. ("THL Investment"), the general partner of THL-CCI. Mr. Boll disclaims beneficial ownership of such shares. Mr. Boll maintains his principal business address c/o Thomas H. Lee Company, 75 State Street, Boston, MA 02109.

(10) Consists of shares of common stock held by the Fund, the Foreign Fund and THL-CCI, which Mr. Hagerty may be deemed to beneficially own by virtue of his position as an officer of each of the Trust and THL Investment. Mr. Hagerty disclaims beneficial ownership of such shares. Mr. Hagerty maintains his principal business address c/o Thomas H. Lee Company, 75 State Street, Boston, MA 02109.

(11) Consists of shares of common stock held by the Fund, the Foreign Fund and THL-CCI, which Mr. Harkins may be deemed to beneficially own by virtue of his position as a Trustee of the Trust and officer of THL Investment. Mr. Harkins disclaims beneficial ownership of such shares. Mr. Harkins maintains his principal business address c/o Thomas H. Lee Company, 75 State Street, Boston, MA 02109.

(12) Consists of shares of common stock held by the Fund, the Foreign Fund and THL-CCI, which Mr. Lawry may be deemed to beneficially own by virtue of his position as an officer of each of the Trust and THL Investment. Mr. Lawry disclaims beneficial ownership of such shares. Mr. Lawry maintains his principal business address c/o Thomas H. Lee Company, 75 State Street, Boston, MA 02109.

(13) Includes 83,627 shares as to which the owners have the right to acquire beneficial ownership within 60 days after April 14, 1999. Also includes 5,036,197 shares as to which voting and investment power are shared.

                             THE BOARD OF DIRECTORS

     The following table and biographical descriptions set forth the name, age, and principal occupation during the past five years for each Board of Directors nominee, and the positions they currently hold with Freedom. The information is as of April 14, 1999 unless otherwise indicated. If you elect them, they will hold office until our next annual meeting or until their successors have been elected. As of the date of this Proxy Statement, we are not aware that any nominee for our Board of Directors would be unable to or would decline to serve if elected.

                                                                                 DIRECTOR OF THE
                                                                                 COMPANY OR THE
                                                                                   PREDECESSOR
NAME                                 AGE                 POSITION                 COMPANY SINCE
----                                 ---                 --------                ---------------
John H. Goldsmith..................  57     Chairman of the Board of Directors        1988
                                            and Chief Executive Officer of
                                              Freedom, and Chief Executive
                                              Officer of Tucker Anthony
                                              Incorporated
John F. Luikart....................  50     Director of Freedom and Chairman          1995
                                            and Chief Executive Officer of
                                              Sutro & Co. Incorporated
David P. Prokupek..................  37     Director of Freedom and President         1998
                                            and Chief Executive Officer of
                                              Cleary Gull & Reiland Inc.
Robert H. Yevich...................  50     Director of Freedom and President         1995
                                            of Tucker Anthony Incorporated
C. Hunter Boll.....................  43     Director                                  1996
Winston J. Churchill(1)(2).........  58     Director                                  1996
Thomas M. Hagerty(2)...............  36     Director                                  1996
David V. Harkins(2)................  58     Director                                  1996
Hugh R. Harris(1)(2)...............  47     Director                                  1998
Seth W. Lawry......................  34     Director                                  1996

---------------
(1) Members of the Audit Committee

(2) Members of the Compensation Committee

     JOHN H. GOLDSMITH. Mr. Goldsmith joined Freedom Securities Holding Corporation (the Predecessor Company to Freedom) in 1988 and has served as Chairman, Director and Chief Executive Officer of the Predecessor Company as well as Chief Executive Officer of Tucker Anthony since that time. Mr. Goldsmith has served as Chairman, Director and Chief Executive Officer of the Company since its acquisition from John Hancock Mutual Life Insurance Company (the "Acquisition") in 1996. Prior to joining Freedom Securities Holding Corporation, Mr. Goldsmith served in various capacities at Prescott, Ball & Turben in Cleveland, Ohio, including as Managing Partner and Chief Executive Officer from 1978 to 1982 and as President and Chief Executive Officer from 1982 to 1988. Mr. Goldsmith worked in the institutional sales department of L.F. Rothschild from 1963 to 1971.

     JOHN F. LUIKART. Mr. Luikart joined Sutro in 1988 as Executive Vice President and was responsible for directing all of the firm's capital markets activities. Mr. Luikart became President of Sutro in 1990. Mr. Luikart was subsequently elected to the Board of Directors of Freedom Securities Holding Corporation and appointed Chief Executive Officer of Sutro in October 1995. Mr. Luikart became Chairman of Sutro in October 1998 and has served as a Director of Freedom since the Acquisition in November 1996. Prior to joining Sutro, Mr. Luikart served as General Partner and Executive Vice President at Prescott, Ball & Turben in Cleveland, Ohio. Mr. Luikart is a former Chairman of the NASD District Business Conduct Committee and is a former member of the New York Stock Exchange Regional Firm Advisory Committee.

     DAVID P. PROKUPEK. Mr. Prokupek was elected to the Freedom Board of Directors in May 1998, following the acquisition of Cleary Gull. He joined Cleary Gull as Managing Director of the Investment Banking Department in 1992, was elected a director in 1994, and was named Chief Executive Officer in 1996. Prior to joining Cleary Gull, Mr. Prokupek was a Managing Director of American Asset Management, a New York-based investment counselor and merchant bank, and from 1987 to 1989 he was a member of Bankers Trust Company's Merchant Banking Group.

     ROBERT H. YEVICH. Mr. Yevich joined Tucker Anthony in 1985 and became National Sales Manager in 1988. Mr. Yevich was elected to the Board of Directors of Freedom Securities Holding Corporation and promoted to President of Tucker Anthony in 1995. Mr. Yevich has served as a Director of Freedom since the Acquisition in November 1996. Mr. Yevich has 25 years of varied experience in the retail brokerage business as a stockbroker, branch manager and research associate. Prior to joining Tucker Anthony, Mr. Yevich served as a branch manager with Paine Webber.

     C. HUNTER BOLL. Mr. Boll was elected to the Freedom Board of Directors in 1996. He joined Thomas H. Lee Company ("THL") in 1986. Affiliates of THL provided equity financing for Freedom's Acquisition in 1996. From 1984 through 1986, Mr. Boll was with The Boston Consulting Group. From 1977 through 1982, he served as an Assistant Vice President, Energy and Minerals Division of Chemical Bank. Mr. Boll is a Director of Big V Supermarkets, Inc., Cott Corp., New York Restaurant Group, TransWestern Publishing, L.P. and United Industries Corporation. Mr. Boll is also a Vice President of Thomas H. Lee Advisors I, T.H. Lee Mezzanine II, and the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is also affiliated with the ML-Lee Acquisition Fund II, L.P.

     WINSTON J. CHURCHILL. Mr. Churchill was elected to the Freedom Board of Directors in 1996. Mr. Churchill joined SCP Private Equity Partners, L.P. ("SCP") at its founding in 1996 as a Managing General Partner. SCP provided equity financing for Freedom's Acquisition in 1996. Prior to joining SCP, Mr. Churchill formed CIP Capital, Inc., in 1990 and Churchill Investment Partners, Inc., in 1989. Mr. Churchill serves as Chairman of the Board of Central Sprinkler Corporation, and as a director of Geotek Communications, Inc., IBAH Inc., Millenium Multimedia, Tescorp, Inc., Cinema Star Luxury Theaters, Inc., and Griffin Land and Nurseries, Inc. Mr. Churchill also serves as a director of Fordham University, Georgetown University, and several other institutions.

     THOMAS M. HAGERTY. Mr. Hagerty was elected to the Freedom Board of Directors in 1996. He joined THL in 1988. Prior to joining THL, Mr. Hagerty was in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. Mr. Hagerty is a director of ARC Holdings, LLC, Cott Corp. and Syratech Corporation. Mr. Hagerty is also a Vice President of Thomas H. Lee Advisors I, T.H. Lee Mezzanine II, and the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is also affiliated with the ML-Lee Acquisition Fund II, L.P.

     DAVID V. HARKINS. Mr. Harkins was elected to the Freedom Board of Directors in 1996. He has been affiliated with THL since its founding in 1974 and joined THL as a full time employee in 1986. Mr. Harkins is Chairman of the Board of National Dentex Corporation and is a director of Cott Corp., First Security Services, Inc., Fisher Scientific International, Inc., Stanley Furniture Company, Inc. and Syratech Corporation. Mr. Harkins also serves as Senior Vice President and Trustee of Thomas H. Lee Advisors I, and T.H.

Lee Mezzanine II, affiliates of ML-Lee Acquisition Fund, L.P., and the ML-Lee Acquisition Fund II, L.P., respectively.

     HUGH R. HARRIS. Mr. Harris was elected to the Freedom Board of Directors in June 1998. From 1988 until 1997, Mr. Harris was the President and Chief Operating Officer of BancBoston Mortgage Corporation, until it was sold to HomeSide Lending, Inc. HomeSide Lending, Inc. was sold to National Australia Bank in February 1998 and is now a wholly-owned subsidiary thereof. Mr. Harris remained as the President and Chief Operating Officer of HomeSide Lending, Inc. until April 1999 at which time he became Chief Executive Officer.

     SETH W. LAWRY. Mr. Lawry was elected to the Freedom Board of Directors in 1996. He worked at THL from 1989 to 1990 and rejoined in 1994. From 1987 to 1989 and 1992 to 1994, Mr. Lawry worked at Morgan Stanley & Co. Incorporated in the Mergers and Acquisitions, Corporate Finance and Equity Capital Markets Departments. Mr. Lawry is a director of Safelite Glass Corp. and Syratech Corporation.

BOARD ORGANIZATION AND MEETINGS

     Board of Directors. A ten-member Board of Directors manages Freedom. The Board of Directors met four times during 1998. Each of the current directors attended (either in person or by telephone) at least 75% of the aggregate number of (1) meetings of the Board of Directors and (2) meetings of the committees of the Board of Directors on which such director served, except that Mr. Boll did not attend 75% of the meetings of the Board of Directors and Mr. Harris did not attend 75% of the meetings of the Board of Directors and Audit Committee.

     Audit Committee. Our Board of Directors has established an Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent accountants, reviews with the independent accountants the plans and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of Freedom's internal accounting controls. The Audit Committee met three times in 1998. Messrs. Churchill and Harris are members of the Audit Committee.

     Compensation Committee. The Board of Directors of Freedom has established a Compensation Committee. The Compensation Committee determines Freedom's compensation programs for executive officers. The Board of Directors makes recommendations, or accepts recommendations from the President and Chief Executive Officer, and forwards them to the Compensation Committee for consideration. The Compensation Committee independently determines the executive compensation (including any bonus or incentive compensation) to be paid to each executive officer. Although the Compensation Committee did not meet in 1998, it met in early 1999 to review 1998 Executive Officer performance. Messrs. Churchill, Hagerty, Harkins and Harris are members of the Compensation Committee.

COMPENSATION OF DIRECTORS

     During 1998, Freedom's directors (other than Mr. Harris) received no compensation for service as directors, other than reimbursement for expenses of attending meetings of the Board of Directors. During 1998, Mr. Harris received $1,000 per board meeting, $750 per committee meeting and an annual retainer of $15,000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, for the periods indicated, cash and non-cash compensation paid during the last two fiscal years to our Chief Executive Officer and each of our four other most highly compensated executive officers (referred to as the "Named Executive Officers") who were serving as executive officers on December 31, 1998 and whose salary plus bonus exceeded $100,000 for the fiscal year then ended. The Company was organized in November 1996 and did not conduct any operations prior to that date.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                      ANNUAL COMPENSATION (1)           ------------
                                ------------------------------------     SECURITIES
                                                        OTHER ANNUAL     UNDERLYING      ALL OTHER
NAME AND                        SALARY       BONUS      COMPENSATION      OPTIONS       COMPENSATION
PRINCIPAL POSITION      YEAR      ($)         ($)           ($)             (#)             ($)
------------------      ----    -------    ---------    ------------    ------------    ------------
John H. Goldsmith.....  1998    400,000    1,200,000         --                 --        44,519(3)
Chairman, Director and  1997    400,000      850,000         (2)            54,540        48,158(3)
Chief Executive
Officer of Freedom

William C. Dennis,
  Jr..................  1998    400,000      550,000         --                 --         5,764(3)
Chief Financial
Officer of              1997    350,000      400,000         --             36,360         5,250(3)
Freedom

John F. Luikart.......  1998    250,000      900,000         (2)                --         3,000(3)
Director of Freedom
  and                   1997    250,000      800,000         (2)            44,541         4,194(3)
Chairman and Chief
Executive Officer of
Sutro

David P. Prokupek.....  1998    233,333(4) 1,757,812(4)      --             45,450(5)        717(3)
Director of Freedom
  and                   1997         --           --         --                 --              --
President and Chief
Executive Officer of
Cleary Gull

Robert H. Yevich......  1998    300,000      900,000         --                 --         5,764(3)
Director of Freedom
  and                   1997    300,000      700,000         (2)            44,541         9,763(3)
President of Tucker
Anthony

---------------
(1) Amounts shown reflect compensation earned in the period presented, although payments earned in prior periods may have been paid in the period presented and compensation earned in the period presented may have been paid in a subsequent period.

(2) The amount does not exceed the lesser of $50,000 or 10% of compensation.

(3) Represents contributions in cash or stock to 401(k) and profit sharing plans and, in the case of Mr. Goldsmith, payment of insurance premiums in the amounts of $38,755 and $38,395 in 1998 and 1997, respectively.

(4) Mr. Prokupek's employment with the Company began May 1, 1998, when the acquisition of Cleary Gull was completed, at an effective annual base salary rate of $350,000. In addition to his role as an Executive Officer of the Company and Chief Executive Officer of Cleary Gull, Mr. Prokupek is a Managing Director of investment banking at Cleary Gull. Accordingly, a significant portion of Mr. Prokupek's bonus is his share of the Cleary Gull investment banking and investment management services bonus pools.

(5) Option grants were made in connection with the acquisition of Cleary Gull. The table does not include options for 45,450 shares that were canceled in 1998 and repriced. The table also does not include options for 60,319 shares which were granted to replace options which previously had been awarded by Cleary Gull to acquire its stock and Mr. Prokupek exercised these options during 1998.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of options pursuant to the 1998 Long-Term Incentive Plan to each of the Named Executive Officers in the fiscal year ended December 31, 1998. The Company did not issue any stock appreciation rights in 1998.

                                                    INDIVIDUAL GRANTS
                             ---------------------------------------------------------------
                                                    PERCENT OF                                   POTENTIAL REALIZABLE
                             NUMBER OF                TOTAL                                        VALUE AT ASSUMED
                             SECURITIES              OPTIONS                                    ANNUAL RATES OF STOCK
                             UNDERLYING             GRANTED TO                                  PRICE APPRECIATION FOR
                              OPTIONS              EMPLOYEES IN    EXERCISE OR                      OPTION TERM(1)
                              GRANTED              FISCAL YEAR     BASE PRICE     EXPIRATION    ----------------------
NAME                            (#)                    (%)          ($/SHARE)        DATE         5%($)       10%($)
----                         ----------            ------------    -----------    ----------    ---------    ---------
John H. Goldsmith..........        --                    --              --              --           --           --
William C. Dennis, Jr......        --                    --              --              --           --           --
John F. Luikart............        --                    --              --              --           --           --
David P. Prokupek..........     1,578(2)               0.14            4.95         4/30/08           --           --
                               58,741(2)               5.25            5.70         4/30/08           --           --
                               45,450(3)(Canceled)     4.06           20.00          (3)              --           --
                               45,450(4)(Re-issued)     4.06          13.00        10/29/08      371,582      941,663
Robert H. Yevich...........        --                    --              --              --           --           --

---------------
(1) Potential realizable value is based on certain rates of appreciation pursuant to rules prescribed by the SEC and do not represent the Company's estimate or projection of future common stock prices. The potential realizable value is reported net of the option price, but before the income taxes associated with exercise. These amounts represent assumed compounded rates of appreciation at 5% and 10% from the date of the grant to the expiration date of the options.

(2) In connection with the acquisition of Cleary Gull, options to purchase 1,578 and 58,741 shares of stock were granted with exercise prices of $4.95 and $5.70, respectively, to replace options which previously had been awarded by Cleary Gull to acquire its stock. These options vested immediately, expired 10 years from the date of the grant (May 1, 1998) and were exercised in 1998.

(3) These options were canceled in 1998 and repriced (see Report on Repricing of Options).

(4) The options granted were at the closing price per share of the Company's common stock on the date of the grant (October 29, 1998). These options vest three years from the date of the grant, expire ten years from such date and replaced the options which had been awarded at Freedom's initial public offering price that were canceled in 1998 and repriced (see Report on Repricing of Options).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION VALUES

     The following table sets forth for each of the Named Executive Officers certain information concerning options exercised during the fiscal year ended December 31, 1998 and the number of shares subject to both exercisable and unexercisable stock options as of that date. The table also shows values for "in-the-money" options. These values represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's common stock as of December 31, 1998.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                               SHARES                          OPTIONS AT             IN-THE-MONEY OPTIONS AT
                              ACQUIRED       VALUE          DECEMBER 31, 1998            DECEMBER 31, 1998
                             ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                 (#)         ($)(1)              (#)(2)                       ($)(3)
                             -----------    --------    -------------------------    -------------------------
John H. Goldsmith..........        --            --           21,816/32,724               209,979/314,969
William C. Dennis, Jr......        --            --           14,544/21,816               139,986/209,979
John F. Luikart............        --            --           17,816/26,725               171,479/257,228
David P. Prokupek..........    60,319       441,512               --/45,450                    --/ 96,581
Robert H. Yevich...........        --            --           17,816/26,725               171,479/257,228

---------------
(1) Based on the fair market value of the Company's common stock on the exercise date (the closing price) minus the exercise price and multiplied by the number of shares acquired.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's common stock on December 31, 1998.

(3) Based on the closing price of the Company's common stock on December 31, 1998 ($15.125) minus the exercise price.

REPORT ON REPRICING OF OPTIONS

     In 1998 Freedom acquired Cleary Gull. As a part of that acquisition, Freedom granted options to purchase common stock to certain employees of Cleary Gull, including one of the Named Executive Officers, Mr. Prokupek. In October 1998, Freedom reduced the exercise price of these options to the then current market price of its common stock. Our Board approved this repricing to facilitate the integration of Cleary Gull's operations into Freedom. The Board believed that reducing the exercise price of the Cleary Gull options to bring them closer to the exercise price of options previously awarded to other Freedom officers and employees would help align the incentives of the Cleary Gull employees with the rest of Freedom's workforce. Mr. Prokupek did not participate in the vote approving this repricing. Freedom has not changed the exercise price of any options other than those granted in connection with the Cleary Gull acquisition.

                                            NUMBER OF                                                LENGTH OF
                                           SECURITIES    MARKET PRICE                                 ORIGINAL
                                           UNDERLYING    OF STOCK AT    EXERCISE PRICE                  TERM
                                             OPTIONS       TIME OF        AT TIME OF       NEW       REMAINING
                                           REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE    AT DATE OF
                                             AMENDED      AMENDMENT       AMENDMENT       PRICE     REPRICING OR
NAME                                DATE       (#)           ($)             ($)           ($)       AMENDMENT
----                                ----   -----------   ------------   --------------   --------   ------------
David P. Prokupek.................  1998     45,450         13.00           20.00         13.00      9.5 years
Director of Freedom, and President
  and Chief Executive Officer of
  Cleary Gull

                     John H. Goldsmith      Winston J. Churchill
                     John F. Luikart        Thomas M. Hagerty
                     David P. Prokupek      David V. Harkins
                     Robert H. Yevich       Seth W. Lawry
                     C. Hunter Boll
                     MEMBERS OF THE BOARD OF DIRECTORS

EMPLOYMENT AGREEMENTS

     We employ Mr. Goldsmith pursuant to a three-year employment agreement expiring on December 31, 1999. The agreement renews annually thereafter if the parties mutually agree to such renewal. Mr. Goldsmith is entitled to receive such annual base salary and bonus compensation as we agree to with Mr. Goldsmith from time to time, but his cash compensation in any calendar year must be at least $750,000. Mr. Goldsmith is also entitled to participate in the employee benefit and incentive compensation plans that we make available to our key executives. If we terminate Mr. Goldsmith's employment without cause or if he resigns for certain enumerated reasons, such as a reduction in executive duties, a decrease in his compensation or benefits or a default by us ("Good Reason"), Mr. Goldsmith is entitled to receive cash compensation at his then-current rate of pay and benefits through the end of the twenty-four months following such date of termination. In such an event, we must pay him a lump sum equal to $500,000 at the time of termination with the remaining amounts paid in equal monthly installments, plus interest. In addition, in the event of any such termination, any unexercisable stock options granted to Mr. Goldsmith will become fully exercisable. If we terminate Mr. Goldsmith's employment for cause or if he resigns other than for Good Reason, he is only entitled to receive compensation accrued through the date of termination. Mr. Goldsmith's employment agreement prohibits him from soliciting any of our clients, officers, senior managers or senior investment executives for a period of two years following our termination without cause or Mr. Goldsmith's termination for Good Reason, or for a period of six months following termination by Mr. Goldsmith for any other reason.

     We employ Mr. Dennis pursuant to a two-year employment agreement that expires May 11, 1999. Mr. Dennis received base salary of $150,000 during the first year of employment and is receiving $400,000 during the second year of employment. In addition, we loaned Mr. Dennis $250,000 upon commencement of his employment and forgave that loan on May 12, 1998, pursuant to his employment agreement. He received bonuses of $400,000 and $550,000 for 1997 and 1998, respectively. If, prior to May 12, 2001, we terminate Mr. Dennis' employment without cause or if he resigns for Good Reason, he will be entitled to receive the greater of his salary and bonus compensation through the end of his initial two year term of employment, if any, or $600,000. If we terminate him for cause or he resigns other than for Good Reason, Mr. Dennis will receive only the compensation accrued up to the date of termination or resignation. Mr. Dennis is also entitled to participate in our benefit and incentive plans to the same extent as any of our senior management executives.

     We employ Mr. Prokupek pursuant to a three-year employment agreement expiring on May 1, 2001. The agreement is terminable by either party at any time upon at least 30 days' prior written notice. Mr. Prokupek is entitled to receive such annual base salary and bonus compensation as we agree to with Mr. Prokupek from time to time, but his cash compensation in any calendar year must be at least $700,000. Mr. Prokupek is also entitled to participate in certain bonus and benefit plans relating to Cleary Gull and in all other employee benefit and incentive compensation plans that we or Cleary Gull make available to our key executives. If we terminate Mr. Prokupek's employment without cause or if he resigns for Good Reason (which in Mr. Prokupek's case also includes relocation of his principal place of business), Mr. Prokupek is entitled to receive cash compensation equal to the average of his total cash compensation from the Company for the previous three years (or, if less, the number of full calendar years the executive has been employed by us) in equal monthly installments through the end of the twelve-month period following such termination. If we terminate Mr. Prokupek's employment for cause (which includes his material default under the employment agreement or indictment or conviction for certain crimes) or if he resigns other than for Good Reason, he is only entitled to receive compensation accrued through the date of termination. Mr. Prokupek's employment agreement prohibits him from soliciting any of our clients, officers, senior managers or senior brokers prior to March 9, 2001. Although not part of his employment agreement, Mr. Prokupek also receives compensation from the Cleary Gull investment banking and investment management services bonus pools for his role as a Managing Director of investment banking at Cleary Gull. See "Summary Compensation Table" on page 10.

     In addition, we issued shares of our common stock to Mr. Prokupek in connection with our acquisition of Cleary Gull in May 1998. We issued Mr. Prokupek 143,156 shares of our common stock in exchange for Mr. Prokupek's interest in Cleary Gull, which shares were valued at the same price per share as the other shares of our common stock which we issued to Cleary Gull stockholders. Pursuant to a registration rights agreement which we entered into with the former stockholders of Cleary Gull, we registered 103,656 of Mr. Prokupek's shares of our common stock for sale to the public in September 1998.

     We employ Mr. Luikart pursuant to an employment agreement expiring on September 15, 2000. The agreement is terminable by either party at any time upon at least 30 days' prior written notice. Mr. Luikart is entitled to receive such annual base salary and bonus compensation as we agree to with Mr. Luikart from time to time, but his cash compensation in any calendar year must be at least $700,000. Mr. Luikart is also entitled to participate in the employee benefit and incentive compensation plans that we make available to our key executives. If we terminate Mr. Luikart's employment without cause or if he resigns for Good Reason, Mr. Luikart is entitled to receive cash compensation at his then-current rate of pay (which shall not be less than the amount of compensation he earned for the year ended immediately prior to the date of termination) and benefits through the end of the twenty-four months following such date of termination. In such an event, we must pay him a lump sum equal to $500,000 at the time of termination with the remaining amounts paid in equal monthly installments, plus interest. In addition, in the event of any such termination, any unexercisable stock options granted to Mr. Luikart will become fully exercisable. If we terminate Mr. Luikart's employment for cause (which includes his material default under the employment agreement or indictment or conviction for certain crimes) he is only entitled to receive compensation accrued through the date of termination at an annual rate of $700,000. If Mr. Luikart resigns other than for Good Reason, he is only entitled to receive compensation accrued through the date of termination at his then-rate of compensation (which shall not be less than the amount of compensation he earned for the year ended immediately prior to the date of termination and must be at least $700,000). Mr. Luikart's employment agreement prohibits him from soliciting any of our clients, officers, senior managers or senior brokers for a period of two years following our termination without cause or Mr. Luikart's termination for Good Reason, or for a period of six months following termination by Mr. Luikart for any other reason.

LIMITATION OF LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As the Delaware General Corporation Law permits, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we must indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would be discretionary under applicable law. We are also required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have also agreed to indemnify our directors and officers to the maximum extent permitted by Delaware law pursuant to agreements with such officers and directors. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which we would be required or permitted to indemnify them. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee directors, establishes the compensation philosophy of Freedom Securities Corporation on behalf of the Board of Directors, determines the compensation of Freedom's Chief Executive Officer, and approves the compensation of the Company's Executive Officers.

     Freedom seeks to attract, motivate and retain highly qualified employees, which is critical to both the short-term and long-term success of the Company. To accomplish this, the Compensation Committee has developed a compensation philosophy which seeks to reward outstanding performance and align the compensation of Executive Officers with the interests of stockholders. Specifically, the Compensation Committee seeks to achieve the following objectives:

     - to provide highly competitive compensation that rewards outstanding Company, business unit and individual results.

     - to encourage Executive Officers to purchase and hold significant amounts of Freedom Securities Corporation stock.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

     Compensation of Executive Officers consists of base salaries, bonuses, and long-term incentive compensation.

  Base Salaries

     The first component of the Company's Executive Officer compensation program is cash compensation in the form of base salaries. Base salaries are determined by individual and Company performance as well as relevant labor market factors. There were no increases in base salaries for any Executive Officers in 1998.

  Bonuses

     The second component of the Company's Executive Officer compensation program consists of annual performance-based bonuses. In order to align Executive Officer compensation with the financial results of the Company, bonuses to Executive Officers have been awarded under the 1998 Executive Performance Bonus Plan (the "Bonus Plan") which was established at the time of the Company's initial public offering. Under the Bonus Plan, the amount included in the bonus pool is equal to a percentage of pre-tax operating income of the Company (as defined) before provision for incentive compensation and extraordinary items. The percentage used for this bonus pool may not exceed 15% as established by the Bonus Plan. The Bonus Plan further establishes that the maximum award to any one participant is 50% of the bonus pool. Bonuses to individual Executive Officers are awarded based on Company, business unit and individual performance. The Compensation Committee has the discretion to reduce or eliminate award pools.

  Long-Term Incentive Compensation

     The third component of the Company's Executive Officer compensation is the granting of awards pursuant to the Company's 1996 Stock Option Plan and 1998 Long-Term Incentive Plan. Under these plans, Executive Officers and other key employees may be granted stock options, stock appreciation rights, restricted stock and long-term performance awards. Both the 1996 Stock Option Plan and the 1998 Long-Term Incentive Plan are administered by the Compensation Committee. During 1998, awards were made to Mr. Prokupek in connection with the acquisition of Cleary Gull & Reiland Inc. No other Executive Officer received awards during 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee considered a number of factors in determining Mr. Goldsmith's 1998 bonus under the Bonus Plan. First, the Committee considered the Company's outstanding financial performance evidenced by its significant revenue growth, record net income and earnings per share. Second, the Compensation Committee believed that Mr. Goldsmith's leadership was critical to executing the Company's initial public offering and acquiring Cleary Gull & Reiland Inc., both of which, in the Committee's view, have established a solid foundation for future growth. Third, the Committee reviewed performance and compensation data from a peer group of regional brokerage firms in order to determine Mr. Goldsmith's 1998 bonus. The peer group used consisted of substantially the same firms as are included in the Regional Sub-Index of the Financial Service Analytics Stock Price Index referred to in the Stock Performance graph on page 19.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code establishes a limit on corporate income tax deductions of $1 million per year paid to any Named Executive Officer. In designing compensation plans to meet the \executive compensation objectives described above, Freedom reserves the right to establish plans which may result in the Company's inability to deduct compensation under
Section 162(m).

SUMMARY

     The Committee believes that the compensation plans for Freedom's Executive Officers are designed to be performance-based and align the Executive Officers' interests with those of the Company. The Committee will continue to evaluate compensation of Executive Officers to ensure that it is consistent with the compensation philosophy described above and that it is in the best interests of the stockholders.

                     Winston J. Churchill  David V. Harkins
                     Thomas M. Hagerty     Hugh R. Harris
                     MEMBERS OF THE COMPENSATION COMMITTEE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the following persons served on our Compensation Committee:
Mr. Churchill, Mr. Hagerty, Mr. Harkins and Mr. Harris. In addition, Mr. Goldsmith, our Chief Executive Officer, served on the Compensation Committee until June 30, 1998. Except for Mr. Goldsmith, none of these persons is or has been an officer or employee of Freedom or our subsidiaries. Mr. Hagerty and Mr. Harkins are employed by THL, and Mr. Churchill is employed by SCP. Each of THL and SCP has been involved in transactions with the Company. See the following section for a description of those transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE ACQUISITION

     Pursuant to a Contribution Agreement dated October 4, 1996 (the "Contribution Agreement"), on November 29, 1996, THL, SCP and approximately 350 employees of Freedom Securities Holding Corporation paid Hancock approximately $180,000,000 in cash in exchange for shares representing approximately 95% of the then-outstanding shares of the company.

     Pursuant to an Additional Share Agreement which we entered into with John Hancock Mutual Life Insurance Company ("Hancock") in connection with the Acquisition, we issued to Hancock in 1998, for no additional consideration, 8,671 shares of our common stock.

STOCKHOLDERS AGREEMENT

     We entered into a Stockholders Agreement with certain of our stockholders (the "Stockholders Agreement"). Under the agreement, THL can require us to register their shares of common stock for sale to the public on two occasions, subject to certain limitations. SCP could also require us to register their shares on one occasion (although SCP no longer holds shares of our common stock). After the second offering of shares of our common stock to the public, the other stockholders party to the Stockholders Agreement as a group can cause us to register their shares on two occasions. In addition, if we decide to register shares of our common stock for sale to the public, for our own account or someone else's, we must notify each of the parties to the Stockholders Agreement and they have a right to include their shares in such registration, subject to certain limitations. We must pay all of the fees and expenses (other than underwriting discounts and attorneys' fees) of any registration conducted pursuant to the Stockholders Agreement. The Stockholders Agreement also grants certain "tag-along" rights to the parties in the event THL enters into an agreement to sell more than 50% of the stock it acquired when the Company was acquired from Hancock.

     The Stockholders Agreement also required the stockholder parties thereto to vote their shares so as to elect four nominees of THL and one nominee of SCP to our Board of Directors. That voting agreement expired in May 1998.

     Four of our directors, Messrs. Boll, Hagerty, Harkins and Lawry are affiliated with THL. In addition, Mr. Churchill is affiliated with SCP. As of April 1, 1999, THL and its affiliates owned 25.4% of our common stock. In January 1999, we purchased 494,748 shares from SCP, one of the original investors in the Company, at $15.56 per share. The purchase was funded from operations. SCP no longer holds any of our common stock.

SERVICES FROM AFFILIATED PARTIES

     In connection with the Contribution Agreement, we entered into management agreements with THL and SCP pursuant to which we agreed to pay annual management fees of $250,000 and $62,500, respectively, in exchange for certain management services. Each of these management agreements terminated in April 1998. In 1998, we paid Advisors and THL a total amount of $125,000 and we paid SCP a total amount of $31,250 under the respective management agreements.

     A partnership in which the CEO has a controlling interest makes available to the Company an airplane for business purposes. During 1998, the Company paid $225,000 in expenses for use of the plane.

MARGIN LOANS

     Certain of our executive officers and directors borrow from time to time under margin accounts maintained at Wexford. All such borrowings on margin are made in the ordinary course of business and on

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

substantially the same terms (including interest rates and collateral requirements) as those prevailing for transactions with unaffiliated persons at the same time. Such borrowings by our executive officers and directors do not entail more than normal collectibility and other risks.

INVESTMENT PARTNERSHIPS

     Certain of our executive officers and other employees are limited or general partners in investment vehicles (we will refer to these as the "Employee Investment Vehicles"), through which they invest in funds sponsored by third parties, some of whom are clients of ours. These Employee Investment Vehicles also co-invest in transactions with certain of our clients. In certain instances, we lend to employees, including these executive officers, the amounts they use to purchase their partnership interests. The interest rate charged on such loans is a floating rate equal to our broker call rate, which is the interest rate charged by our brokerage subsidiaries to their margin customers. The Employee Investment Vehicles in their discretion may redeem the interest of these executive officers and other employees if they terminate their employment with us during a specified period following their initial investment in such vehicle. Upon such redemption, the executive officers and other employees would receive the lesser of (1) their paid-in capital contribution less interim distributions, or (2) the value of their partnership interest at that time. We may also call any outstanding loans to such limited partners when they terminate employment with us.

     The table below shows the amounts contributed by our executive officers to the Employee Investment Vehicles, and the distributions made to them, in 1998. The table also shows the outstanding balances of loans we have made to these executive officers as of March 1, 1999 and the largest amount outstanding under such loans at any time since January 1, 1998.

                                       AMOUNTS      DISTRIBUTIONS      LOAN BALANCE         LARGEST LOAN
                                     CONTRIBUTED        MADE              AS OF            BALANCE SINCE
                                       IN 1998         IN 1998       MARCH 1, 1999(1)    JANUARY 1, 1998(1)
                                     -----------    -------------    ----------------    ------------------
John H. Goldsmith..................   $     --        $ 46,081           $ 20,424             $ 26,667
William C. Dennis, Jr..............         --              --                 --                   --
John F. Luikart....................    386,994           9,302            106,780              106,780
Kevin J. McKay.....................     31,667          33,710             85,229              106,861
David P. Prokupek..................     40,000         164,483                 --                   --
Robert H. Yevich...................         --          29,286             20,424               26,667

---------------
(1) Includes loans previously made in connection with Employee Investment Vehicles into which no new amounts were contributed in 1998.

                               OTHER INFORMATION

STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on Freedom Securities' common stock for the period of April 2, 1998 (the date of the Company's initial public offering) to December 31, 1998 with the cumulative total return of Standard & Poor's 500 Stock Index and the Regional Sub-Index of the Financial Service Analytics Stock Price Index ("FSA Regional") over the same period. The graph assumes a $100 investment made on April 2, 1998 and the reinvestment of all dividends. The FSA Regional Index is comprised of 11 publicly traded regional securities firms, including the Company.

                                                   FREEDOM SECURITIES        FSA REGIONAL BROKERAGE
                                                       CORPORATION                    INDEX                   S&P 500 INDEX
                                                   ------------------        ----------------------           -------------
4/2/98                                                     100                         100                         100
6/30/98                                                     84                         101                         102
9/30/98                                                     62                          78                          92
12/31/98                                                    71                          83                         111

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and persons who own more than ten percent (10%) of the Company's common stock, file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Our officers, directors and greater-than-ten-percent stockholders of the Company are required to furnish us with copies of all Section 16(a) reports they file.

     Based solely on our review of the Section 16(a) reports furnished to us and written representations that no other reports were required, we believe that our directors, officers and greater-than-ten-percent stockholders reported all transactions in Freedom common stock and options on a timely basis during the fiscal year ended December 31, 1998 except for Mr. Henry Greenleaf, a former executive officer, who was late in filing a Form 3.

PROPOSALS FOR THE 2000 ANNUAL MEETING

     If you want to include a proposal in the Proxy Statement for Freedom's 2000 Annual Meeting, please send the proposal to us at One Beacon Street, Boston, Massachusetts 02108, Attn: Secretary. Proposals submitted pursuant to SEC Rule 14a-8 must be received on or before December 29, 1999 to be included in next year's Proxy Statement. Under SEC Rule 14a-4, we will be able to use proxies given to us for the 2000 Annual Meeting to vote for or against any stockholder proposal submitted other than pursuant to Rule 14a-8 at our discretion unless the proposal is submitted to us on or before 60 days before next year's Annual Meeting. If the proposal is submitted before that deadline, we will retain our discretion to vote proxies we receive as long as we include in our Proxy Statement information on the nature of the proposal and how we intend to exercise our voting discretion and the proponent does not issue a proxy statement.

                                          By Order of the Board of Directors
                                      /s/ John H. Goldsmith

                                          John H. Goldsmith
                                          Chairman of the Board and
                                          Chief Executive Officer

April 29, 1999

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

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

                         FREEDOM SECURITIES CORPORATION
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

      The undersigned stockholder(s) of Freedom Securities Corporation (the "Company") hereby appoint(s) Messrs. John H. Goldsmith and Kevin J. McKay, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of stockholders of the Company to be held on Thursday, June 10, 1999, and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on April 14, 1999, as if the undersigned were present and voting the shares.

                         (TO BE SIGNED ON REVERSE SIDE)


A     [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

      FOR all              WITHHOLD
      nominees             AUTHORITY to
      (except as           vote for the
      indicated to         nominees listed
      the contrary)        below.

1.    ELECTION   [ ]       [ ]                              NOMINEES:
      OF                                                    John H. Goldsmith
      DIRECTORS.                                            John F. Luikart
                                                            David P. Prokupek
                                                            Robert H. Yevich
      (INSTRUCTIONS: To withhold authority to vote for      C. Hunter Boll
      any nominee, write the nominee's name on the          Winston J.Churchill
      space provided below.)                                Thomas M. Hagerty
                                                            David V. Harkins
                                                            Hugh R. Harris
                                                            Seth W. Lawry

                                                           FOR  AGAINST  ABSTAIN

2.    Ratification of the appointment of the accounting    [ ]    [ ]      [ ]
      firm of Ernst & Young, LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 1999.


3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION
ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.

I PLAN TO ATTEND THE MEETING [ ]

SIGNATURE _______________ SIGNATURE _________________________ DATE ________ 1999
                                    SIGNATURE IF HELD JOINTLY

NOTE: (Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)


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